FIRST AMENDMENT TO
DISTRIBUTION AGREEMENT

This first amendment (“Amendment”) to the distribution agreement (the “Agreement”) dated as of September 30th, 2021 by and among Professionally Managed Portfolios, Osterweis Capital Management, Inc., and Quasar Distributors, LLC (collectively, the “Parties”) is effective as of October 7th, 2022.

WHEREAS, the Parties desire to amend the Agreement to update Exhibit A and add Osterweis Capital Management, LLC as a party to the Agreement.

WHEREAS, Section 11(B) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.Osterweis Capital Management, LLC is hereby added to the Agreement as “Advisor”.

3.Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

4.Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

5.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Wisconsin.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

Professionally Managed Portfolios	Quasar Distributors, LLC

By: /s/ Jason Hadler	By: /s/ Teresa Cowan
Jason Hadler, President	Teresa Cowan, President
Date: October 4, 2022	Date: October 5, 2022

Osterweis Capital Management, Inc.	Osterweis Capital Management, LLC

By: /s/ Catherine Halberstadt	By: /s/ Catherine Halberstadt
Catherine Halberstadt,	Catherine Halberstadt,
Co-President and Co-CEO	Co-President and Co-CEO
Date: 10/4/22	Date: 10/4/22

EXHIBIT A

Fund Names

Separate Series of Professionally Managed Portfolios.

Name of Series

Osterweis Fund
Osterweis Strategic Income Fund
Osterweis Growth & Income Fund
Osterweis Total Return Fund
Osterweis Emerging Opportunity Fund
Osterweis Short Duration Credit Fund
Osterweis Sustainable Credit Fund